                                                                    EXHIBIT 11.1

                    MOLECULAR DYNAMICS, INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)

                                                             THREE MONTHS
                                                                 ENDED
                                                                MARCH 31,
                                                           1996          1995
                                                           ----          ----

  Net income                                             $   286        $    71
                                                         -------        -------

  Weighted average shares outstanding:
       Common stock                                       10,121         10,060
       Common stock equivalents - options                    771            584
                                                         -------        -------
                                                          10,892         10,644
                                                         -------        -------

  Net income per share                                   $  0.03        $  0.01
                                                         =======        =======